Exhibit 99

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RTX Reports Q2 2026 Results

RTX delivers double-digit sales and earnings growth in Q2;
Raises 2026 outlook for adjusted sales,* adjusted EPS,* and free cash flow*

ARLINGTON, Va., July 23, 2026 – RTX (NYSE: RTX) reports second quarter 2026 results.

Second quarter 2026
•Sales of $24.7 billion, up 14 percent versus prior year, and up 16 percent organically*
•GAAP EPS of $1.57, including $0.27 of acquisition accounting adjustments and $0.05 of restructuring and other net significant and/or non-recurring items
•Adjusted EPS* of $1.89, up 21 percent versus prior year
•Operating cash flow of $3.5 billion; free cash flow* of $2.9 billion
•Company backlog of $289 billion, including $170 billion of commercial and $119 billion of defense
•Reached an agreement to sell Raytheon’s Blue Canyon Technologies business for $620 million

Updates outlook for full year 2026
•Adjusted sales* of $95.0 - $96.0 billion, up from $92.5 - $93.5 billion
•Organic sales growth* of 8 to 9 percent, up from 5 to 6 percent
•Adjusted EPS* of $7.10 - $7.25, up from $6.70 - $6.90
•Free cash flow* of $8.50 - $8.75 billion, up from $8.25 - $8.75 billion

“RTX delivered very strong second quarter results with 16 percent organic sales growth,* including double-digit commercial aftermarket and defense growth, margin expansion across all three segments, and $2.9 billion of free cash flow.* Demand remains robust, and our backlog is up 22 percent year over year,” said RTX Chairman and CEO Chris Calio.

“Given our first half performance and current backlog, we are raising our full year outlook for adjusted sales,* adjusted EPS,* and free cash flow.* RTX is exceptionally well positioned to drive continued growth as we execute on our backlog, increase productivity, expand capacity, and introduce new technologies to our customers.”

*Adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), segment operating profit (loss) and margin percentage (ROS), adjusted segment sales, adjusted segment operating profit (loss) and margin percentage (ROS), adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate, and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted net sales (also referred to as adjusted sales), adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS and expected cash flow from operations) is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

.

Second quarter 2026
RTX second quarter reported and adjusted sales* were $24.7 billion, up 14 percent over the prior year and 16 percent organically.* GAAP EPS of $1.57 included $0.27 of acquisition accounting adjustments and $0.05 of restructuring and other net significant and/or non-recurring items. Adjusted EPS* of $1.89 was up 21 percent versus the prior year.

The company reported net income attributable to common shareowners in the second quarter of $2.1 billion which included $0.4 billion of acquisition accounting adjustments and $0.1 billion of restructuring and other net significant and/or non-recurring items. Adjusted net income* of $2.6 billion was up 22 percent versus the prior year driven by adjusted segment operating profit growth* across all three segments. Operating cash flow in the second quarter was $3.5 billion and capital expenditures were $0.7 billion, resulting in free cash flow* of $2.9 billion.

Summary Financial Results

	2nd Quarter
($ in millions, except EPS)	2026	2025	% Change
Reported
Sales	$24,708	$21,581	14%
Net Income	$2,139	$1,657	29%
EPS	$1.57	$1.22	29%

Adjusted*
Sales	$24,708	$21,581	14%
Net Income	$2,579	$2,118	22%
EPS	$1.89	$1.56	21%

Operating Cash Flow	$3,547	$458	674%
Free Cash Flow*	$2,878	$(72)	NM
NM = Not Meaningful

Segment Results

Collins Aerospace

	2nd Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$8,210	$7,622	8%
Operating Profit	$1,306	$1,173	11%
ROS	15.9%	15.4%	50	bps

Adjusted*
Sales	$8,210	$7,622	8%
Operating Profit	$1,370	$1,249	10%
ROS	16.7%	16.4%	30	bps

Collins Aerospace second quarter 2026 reported and adjusted sales* of $8,210 million were up 8 percent versus the prior year. Excluding the impact of divestitures, sales increased 13 percent organically* driven by a 26 percent increase in commercial OE, a 10 percent increase in commercial aftermarket, and a 7 percent increase in defense. The increase in commercial OE sales was driven by higher volume on narrowbody and widebody platforms, and the increase in commercial aftermarket sales was primarily driven by growth in parts and repair and modifications and upgrades. The increase in defense sales was driven by higher volume across multiple programs.

Collins Aerospace reported operating profit of $1,306 million was up 11 percent versus the prior year. Adjusted operating profit* of $1,370 million was up 10 percent versus the prior year. The growth was driven by drop through on higher commercial and defense volume, which was partially offset by defense mix, higher SG&A expense, and the impact of divestitures completed in 2025. Reported operating profit in Q2 2026 included higher restructuring charges associated with cost transformation initiatives.

Pratt & Whitney

	2nd Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$8,889	$7,631	16%
Operating Profit	$738	$492	50%
ROS	8.3%	6.4%	190	bps

Adjusted*
Sales	$8,889	$7,631	16%
Operating Profit	$740	$608	22%
ROS	8.3%	8.0%	30	bps

Pratt & Whitney second quarter reported and adjusted sales* of $8,889 million were up 16 percent versus the prior year. The sales growth was driven by a 25 percent increase in commercial aftermarket and a 23 percent increase in military, partially offset by an 8 percent decrease in commercial OE. The increase in commercial aftermarket was driven by higher volume, while the increase in military sales was driven by higher F135 volume, including the benefit of prior year contract award timing. The decrease in commercial OE sales was driven by large commercial engine mix which more than offset increased large commercial engine deliveries.

Pratt & Whitney reported operating profit of $738 million was up 50 percent versus the prior year. Q2 2025 reported profit included an approximately $100 million charge related to a customer bankruptcy. Adjusted operating profit* of $740 million was up 22 percent versus the prior year. The increase was driven by drop through on higher commercial aftermarket and military volume, as well as military mix. This growth was partially offset by increased large commercial engine deliveries, large commercial engine mix, and higher SG&A expense.

Raytheon

	2nd Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$8,269	$7,001	18%
Operating Profit	$1,042	$805	29%
ROS	12.6%	11.5%	110	bps

Adjusted*
Sales	$8,269	$7,001	18%
Operating Profit	$1,043	$809	29%
ROS	12.6%	11.6%	100	bps

Raytheon second quarter reported and adjusted sales* of $8,269 million were up 18 percent versus the prior year. This increase was driven by higher volume on land and air defense systems, naval programs, and air and space defense systems, including Patriot, Standard Missile, and AMRAAM.

Raytheon reported operating profit of $1,042 million was up 29 percent versus the prior year. Adjusted operating profit* of $1,043 million was up 29 percent versus the prior year. The increase was driven by higher volume, favorable mix, including Patriot programs, and improved net productivity.

About RTX
With more than 180,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. With industry-leading capabilities, we advance aviation, engineer integrated defense systems for operational success, and develop next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2025 sales of more than $88 billion, is headquartered in Arlington, Virginia.

Conference Call on the Second Quarter 2026 Financial Results
RTX’s financial results conference call will be held on Thursday, July 23, 2026 at 7:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. Other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. Certain non-GAAP financial adjustments are also described in this Appendix. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Adjusted net sales / Adjusted sales	Represents consolidated net sales (a GAAP measure), excluding net significant and/or non-recurring items[1] (hereinafter referred to as “net significant and/or non-recurring items”).
Organic sales
Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items.

Adjusted operating profit (loss) and margin percentage (ROS)
Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items. Adjusted operating profit margin percentage represents adjusted operating profit (loss) as a percentage of adjusted net sales.

Segment operating profit (loss) and margin percentage (ROS)
Segment operating profit (loss) represents operating profit (loss) (a GAAP measure) excluding acquisition accounting adjustments[2], the FAS/CAS operating adjustment[3], Corporate expenses and other unallocated items, and Eliminations and other. Segment operating profit margin percentage represents segment operating profit (loss) as a percentage of segment sales (net sales, excluding Eliminations and other).

Adjusted segment sales	Represents consolidated net sales (a GAAP measure) excluding eliminations and other and net significant and/or non-recurring items.
Adjusted segment operating profit (loss) and margin percentage (ROS)
Adjusted segment operating profit (loss) represents segment operating profit (loss) excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin percentage represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (adjusted net sales excluding Eliminations and other).

Adjusted net income	Adjusted net income represents net income (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted earnings per share (EPS)	Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted effective tax rate
Adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax impact of restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.

Free cash flow
Free cash flow represents cash flow from operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock, and distribution of earnings to shareowners.

1 Net significant and/or non-recurring items represent significant nonoperational items and/or significant operational items that may occur at irregular intervals.

2 Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment, if applicable.

3 The FAS/CAS operating adjustment represents the difference between the service cost component of our pension and postretirement benefit (PRB) expense under the Financial Accounting Standards (FAS) requirements of GAAP and our pension and PRB expense under U.S. government Cost Accounting Standards (CAS) primarily related to our Raytheon segment.

When we provide our expectation for adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), adjusted segment operating profit (loss) and margin percentage (ROS), adjusted EPS, adjusted effective tax rate, and free cash flow, on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally are not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to,” “commit,” “commitment” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the Pratt powder metal matter and related matters and activities, including without limitation other engine models that may be impacted, targets and commitments (including for share repurchases or otherwise), and other statements which are not solely historical facts. All forward-looking statements involve risks, uncertainties, changes in circumstances and other factors that are hard to predict, and each of which may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, as amended. Such risks, uncertainties and other factors include, without limitation: (1) changes in economic, capital market, and political conditions in the U.S. and globally; (2) changes in U.S. or foreign government defense spending, national priorities, and policy positions; (3) our performance on our contracts and programs, including our ability to control costs, and our dependence on U.S. government approvals for certain international contracts; (4) challenges in the development, certification, production, delivery, support, and performance of RTX's advanced technologies and new products and services and the realization of anticipated benefits; (5) challenges of operating in RTX's highly-competitive industries both domestically and abroad; (6) our reliance on U.S. and non-U.S. suppliers and commodity markets, including cost increases and disruptions in the delivery of materials and services to RTX or our suppliers; (7) changes in trade policies, implementation of sanctions, imposition of tariffs (and counter-tariffs), and other trade measures and restrictions, foreign currency fluctuations, and sales methods; (8) the economic condition of the aerospace industry; (9) the ability of RTX to attract, train, qualify, and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (10) the scope, nature, timing, and challenges of managing and completing acquisitions, investments, divestitures, and other transactions; (11) compliance with legal, environmental, regulatory, and other requirements in the U.S. and other countries in which RTX and its businesses operate; (12) pending, threatened, and future legal proceedings, investigations, audits, and other contingencies; (13) the previously-disclosed deferred prosecution agreements entered into between the Company and the Department of Justice (DOJ), the Securities and Exchange Commission (SEC) administrative order imposed on the Company, and the related investigations by the SEC and DOJ, and the consent agreement between the Company and the Department of State; (14) RTX's ability to engage in desirable capital-raising or strategic transactions; (15) repurchases by RTX of its common stock, or declarations of cash dividends, which may be discontinued, accelerated, suspended, or delayed at any time due to various factors; (16) realizing expected benefits from, incurring costs for, and successfully managing strategic initiatives such as cost reduction, restructuring, digital transformation, and other operational initiatives; (17) additional tax exposures due to new tax legislation or other developments in the U.S. and other countries in which RTX and its businesses operate; (18) the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts requiring accelerated removals and inspections of a significant portion of the PW1100G-JM Geared Turbofan (GTF) fleet; (19) changes in production volumes of one or more of our significant customers as a result of business, labor, or other challenges, and the resulting effect on its or their demand for our products and services; (20) an RTX product safety failure, quality issue, or other failure affecting RTX's or its customers' or suppliers' products or systems; (21) cybersecurity, including cyber-attacks on RTX's information technology infrastructure, products, suppliers, customers and partners, and cybersecurity-related regulations; (22) insufficient indemnity or insurance coverage; (23) our intellectual property and certain third-party intellectual property; (24) threats to RTX facilities and personnel, or those of its suppliers or customers, as well as public health crises, damaging weather, acts of nature, or other similar events outside of RTX's control that may affect RTX or its suppliers or customers; (25) changes in accounting estimates for our programs on our financial results; (26) changes in pension and other postretirement plan estimates and assumptions and contributions; (27) an impairment of goodwill and other intangible assets; and (28) climate change and climate-related regulations, and any related customer and market demands, products and technologies. For additional information on identifying factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, see the reports of RTX filed with or furnished to the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2026	2025	2026	2025
Net Sales	$24,708	$21,581	$46,784	$41,887
Costs and expenses:
Cost of sales	19,575	17,205	37,057	33,395
Research and development	726	697	1,353	1,334
Selling, general, and administrative	1,658	1,573	3,134	3,021
Total costs and expenses	21,959	19,475	41,544	37,750
Other income, net	62	40	126	44
Operating profit	2,811	2,146	5,366	4,181
Non-service pension income	(348)	(351)	(703)	(717)
Interest expense, net	417	457	807	900
Income before income taxes	2,742	2,040	5,262	3,998
Income tax expense	493	315	856	648
Net income	2,249	1,725	4,406	3,350
Less: Noncontrolling interest in subsidiaries’ earnings	110	68	208	158
Net income attributable to common shareowners	$2,139	$1,657	$4,198	$3,192

Earnings Per Share attributable to common shareowners:
Basic	$1.58	$1.24	$3.11	$2.38
Diluted	$1.57	$1.22	$3.08	$2.36

Weighted Average Shares Outstanding:
Basic shares	1,350.7	1,340.6	1,349.2	1,338.8
Diluted shares	1,365.0	1,354.0	1,364.7	1,352.9

RTX Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended				Six Months Ended
	(Unaudited)				(Unaudited)
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$8,210	$8,210	$7,622	$7,622	$15,812	$15,812	$14,839	$14,839
Pratt & Whitney	8,889	8,889	7,631	7,631	17,062	17,062	14,997	14,997
Raytheon	8,269	8,269	7,001	7,001	15,214	15,214	13,341	13,341
Total segments	25,368	25,368	22,254	22,254	48,088	48,088	43,177	43,177
Eliminations and other	(660)	(660)	(673)	(673)	(1,304)	(1,304)	(1,290)	(1,290)
Consolidated	$24,708	$24,708	$21,581	$21,581	$46,784	$46,784	$41,887	$41,887

Operating Profit (Loss)
Collins Aerospace	$1,306	$1,370	$1,173	$1,249	$2,613	$2,668	$2,261	$2,476
Pratt & Whitney	738	740	492	608	1,448	1,451	1,072	1,198
Raytheon	1,042	1,043	805	809	1,883	1,888	1,483	1,487
Total segments	3,086	3,153	2,470	2,666	5,944	6,007	4,816	5,161
Eliminations and other	98	28	24	(17)	136	66	36	(5)
Corporate expenses and other unallocated items	(70)	7	(47)	(42)	(112)	(34)	(85)	(71)
FAS/CAS operating adjustment	171	171	186	186	343	343	371	371
Acquisition accounting adjustments	(474)	—	(487)	—	(945)	—	(957)	—
Consolidated	$2,811	$3,359	$2,146	$2,793	$5,366	$6,382	$4,181	$5,456

Segment Operating Profit Margin
Collins Aerospace	15.9%	16.7%	15.4%	16.4%	16.5%	16.9%	15.2%	16.7%
Pratt & Whitney	8.3%	8.3%	6.4%	8.0%	8.5%	8.5%	7.1%	8.0%
Raytheon	12.6%	12.6%	11.5%	11.6%	12.4%	12.4%	11.1%	11.1%
Total segment	12.2%	12.4%	11.1%	12.0%	12.4%	12.5%	11.2%	12.0%

RTX Corporation
Condensed Consolidated Balance Sheet

	June 30, 2026	December 31, 2025
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$8,305	$7,435
Accounts receivable, net	13,942	14,701
Contract assets, net	18,980	17,092
Inventory, net	14,409	13,364
Other assets, current	8,276	7,740
Total current assets	63,912	60,332
Customer financing assets	1,902	2,132
Fixed assets, net	16,965	16,868
Operating lease right-of-use assets	1,727	1,887
Goodwill	52,928	53,343
Intangible assets, net	31,043	31,845
Other assets	5,495	4,672
Total assets	$173,972	$171,079

Liabilities, Redeemable Noncontrolling Interest, and Equity
Short-term borrowings	$229	$204
Accounts payable	16,998	15,895
Accrued employee compensation	2,356	3,308
Other accrued liabilities	15,695	14,350
Contract liabilities	22,671	21,615
Long-term debt currently due	5,296	3,412
Total current liabilities	63,245	58,784
Long-term debt	31,858	34,288
Operating lease liabilities, non-current	1,473	1,602
Future pension and postretirement benefit obligations	1,956	2,067
Other long-term liabilities	7,296	7,200
Total liabilities	105,828	103,941
Redeemable noncontrolling interest	28	36
Shareowners’ Equity:
Common stock	38,424	38,126
Treasury stock	(26,758)	(26,881)
Retained earnings	58,020	56,718
Accumulated other comprehensive loss	(3,309)	(2,718)
Total shareowners’ equity	66,377	65,245
Noncontrolling interest	1,739	1,857
Total equity	68,116	67,102
Total liabilities, redeemable noncontrolling interest, and equity	$173,972	$171,079

RTX Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2026	2025	2026	2025
Operating Activities:
Net income	$2,249	$1,725	$4,406	$3,350
Adjustments to reconcile net income to net cash flows provided by operating activities from:
Depreciation and amortization	1,079	1,076	2,150	2,128
Deferred income tax (benefit) provision	(56)	54	(30)	121
Stock compensation cost	164	113	296	224
Net periodic pension and other postretirement income	(303)	(312)	(616)	(636)
Share-based 401(k) matching contributions	147	140	339	307
Change in:
Accounts receivable	(729)	(765)	1,094	(1,137)
Contract assets	(963)	(484)	(1,942)	(1,190)
Inventory	(330)	(384)	(1,143)	(1,197)
Other current assets	47	25	(422)	(100)
Accounts payable and accrued liabilities	2,102	(538)	947	(141)
Contract liabilities	198	(30)	292	343
Other operating activities, net	(58)	(162)	31	(309)
Net cash flows provided by operating activities	3,547	458	5,402	1,763
Investing Activities:
Capital expenditures	(669)	(530)	(1,215)	(1,043)
Increase in other intangible assets	(58)	(122)	(156)	(226)
(Payments) receipts from settlements of derivative contracts, net	(71)	192	1	145
Other investing activities, net	(146)	(49)	(182)	(63)
Net cash flows used in investing activities	(944)	(509)	(1,552)	(1,187)
Financing Activities:
Repayment of long-term debt	(24)	(780)	(524)	(789)
Change in commercial paper, net	—	1,432	—	1,432
Dividends paid	(983)	(910)	(1,898)	(1,750)
Repurchase of common stock	—	—	—	(50)
Other financing activities, net	(62)	(95)	(487)	(252)
Net cash flows used in financing activities	(1,069)	(353)	(2,909)	(1,409)
Effect of foreign exchange rate changes on cash and cash equivalents	(13)	38	(19)	54
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,521	(366)	922	(779)
Cash, cash equivalents and restricted cash, beginning of period	6,871	5,193	7,470	5,606
Cash, cash equivalents and restricted cash, end of period	8,392	4,827	8,392	4,827
Less: Restricted cash, included in Other assets, current and Other assets	87	45	87	45
Cash and cash equivalents, end of period	$8,305	$4,782	$8,305	$4,782

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit (Loss) & Operating Profit (Loss) Margin

	Quarter Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
(dollars in millions - Income (Expense))	2026		2025	2026		2025
Collins Aerospace
Net sales	$8,210		$7,622	$15,812		$14,839
Operating profit	$1,306		$1,173	$2,613		$2,261
Restructuring	(64)		(39)	(55)		(152)
Segment and portfolio transformation and divestiture costs (1)	—		(37)	—		(63)
Adjusted operating profit	$1,370		$1,249	$2,668		$2,476
Adjusted operating profit margin	16.7%		16.4%	16.9%		16.7%
Pratt & Whitney
Net sales	$8,889		$7,631	$17,062		$14,997
Operating profit	$738		$492	$1,448		$1,072
Restructuring	(2)		(8)	(3)		(18)
Customer bankruptcy (1)	—		(108)	—		(108)
Adjusted operating profit	$740		$608	$1,451		$1,198
Adjusted operating profit margin	8.3%		8.0%	8.5%		8.0%
Raytheon
Net sales	$8,269		$7,001	$15,214		$13,341
Operating profit	$1,042		$805	$1,883		$1,483
Restructuring	(1)		(4)	(5)		(4)
Adjusted operating profit	$1,043		$809	$1,888		$1,487
Adjusted operating profit margin	12.6%		11.6%	12.4%		11.1%
Eliminations and Other
Net sales	$(660)		$(673)	$(1,304)		$(1,290)
Operating profit	$98		$24	$136		$36
Gain on investment (1)	70		41	70		41
Adjusted operating profit (loss)	$28		$(17)	$66		$(5)
Corporate expenses and other unallocated items
Operating loss	$(70)		$(47)	$(112)		$(85)
Restructuring	(8)		—	(9)		(9)
Tax audit settlements and closures (1)	—		(5)	—		(5)
Litigation matter (1)	(69)		—	(69)		—
Adjusted operating profit (loss)	$7	$—	$(42)	$(34)	$—	$(71)
FAS/CAS Operating Adjustment
Operating profit	$171		$186	$343		$371
Acquisition Accounting Adjustments
Operating loss	$(474)		$(487)	$(945)		$(957)
Acquisition accounting adjustments	(474)		(487)	(945)		(957)
Adjusted operating loss	$—		$—	$—		$—
RTX Consolidated
Net sales	$24,708		$21,581	$46,784		$41,887
Operating profit	$2,811		$2,146	$5,366		$4,181
Restructuring	(75)		(51)	(72)		(183)
Acquisition accounting adjustments	(474)		(487)	(945)		(957)
Total net significant and/or non-recurring items included in Operating profit above (1)	1		(109)	1		(135)
Adjusted operating profit	$3,359		$2,793	$6,382		$5,456
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2026	2025	2026	2025
Net income attributable to common shareowners	$2,139	$1,657	$4,198	$3,192
Total Restructuring	(75)	(51)	(72)	(183)
Total Acquisition accounting adjustments	(474)	(487)	(945)	(957)
Total net significant and/or non-recurring items included in Operating profit (1)	1	(109)	1	(135)
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	(2)	—	(4)	—
Significant non-recurring and non-operational items included in Interest Expense, Net
Tax audit settlements and closures (1)	—	11	—	54
International tax matter (1)	—	—	—	(35)
Tax effect of restructuring and net significant and/or non-recurring items above	110	142	214	280
Significant and/or non-recurring items included in Income Tax Expense
Tax audit settlements and closures (1)	—	33	—	59
Less: Impact on net income attributable to common shareowners	(440)	(461)	(806)	(917)
Adjusted net income attributable to common shareowners	$2,579	$2,118	$5,004	$4,109

Diluted Earnings Per Share	$1.57	$1.22	$3.08	$2.36
Impact on Diluted Earnings Per Share	(0.32)	(0.34)	(0.59)	(0.68)
Adjusted Diluted Earnings Per Share	$1.89	$1.56	$3.67	$3.04

Effective Tax Rate	18.0%	15.4%	16.3%	16.2%
Impact on Effective Tax Rate	(0.3)%	(2.9)%	(0.7)%	(2.6)%
Adjusted Effective Tax Rate	18.3%	18.3%	17.0%	18.8%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2026	2025	2026	2025
Net Sales	$24,708	$21,581	$46,784	$41,887
Reconciliation to segment net sales:
Eliminations and other	660	673	1,304	1,290
Segment Net Sales	$25,368	$22,254	$48,088	$43,177

Operating Profit	$2,811	$2,146	$5,366	$4,181
Operating Profit Margin	11.4%	9.9%	11.5%	10.0%
Reconciliation to segment operating profit:
Eliminations and other	(98)	(24)	(136)	(36)
Corporate expenses and other unallocated items	70	47	112	85
FAS/CAS operating adjustment	(171)	(186)	(343)	(371)
Acquisition accounting adjustments	474	487	945	957
Segment Operating Profit	$3,086	$2,470	$5,944	$4,816
Segment Operating Profit Margin	12.2%	11.1%	12.4%	11.2%
Reconciliation to adjusted segment operating profit:
Restructuring	(67)	(51)	(63)	(174)
Net significant and/or non-recurring items (1)	—	(145)	—	(171)
Adjusted Segment Operating Profit	$3,153	$2,666	$6,007	$5,161
Adjusted Segment Operating Profit Margin	12.4%	12.0%	12.5%	12.0%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2026	2025
Net cash flows provided by operating activities	$3,547	$458
Capital expenditures	(669)	(530)
Free cash flow	$2,878	$(72)

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2026	2025
Net cash flows provided by operating activities	$5,402	$1,763
Capital expenditures	(1,215)	(1,043)
Free cash flow	$4,187	$720

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Organic Sales Reconciliation

	Quarter ended June 30, 2026 compared to the Quarter Ended June 30, 2025
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$588	$(404)	$11	$981	$7,622	13%
Pratt & Whitney	1,258	—	(16)	1,274	7,631	17%
Raytheon	1,268	—	12	1,256	7,001	18%
Eliminations and Other (3)	13	13	—	—	(673)	—%
Consolidated	$3,127	$(391)	$7	$3,511	$21,581	16%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

	Six Months Ended June 30, 2026 compared to the Six Months Ended June 30, 2025
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$973	$(787)	$51	$1,709	$14,839	12%
Pratt & Whitney	2,065	—	21	2,044	14,997	14%
Raytheon	1,873	—	29	1,844	13,341	14%
Eliminations and Other (3)	(14)	26	(31)	(9)	(1,290)	1%
Consolidated	$4,897	$(761)	$70	$5,588	$41,887	13%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

Non-GAAP Financial Adjustments

Non-GAAP Adjustments	Description
Segment and portfolio transformation and divestiture costs	The quarter and six months ended June 30, 2025 include separation costs incurred in advance of the completion of certain divestitures.
Customer bankruptcy
The quarter and six months ended June 30, 2025 include a net pre-tax charge of approximately $0.1 billion related to a customer bankruptcy at Pratt & Whitney. The charge primarily relates to contract asset exposures with a customer. Management has determined that the nature and significance of the charge is considered unusual and, therefore, not indicative of the Company’s ongoing operational performance.

Gain on investment
The quarter and six months ended June 30, 2026 and quarter and six months ended June 30, 2025, include a pre-tax gain of $70 million and $41 million, respectively, related to the increase in fair value on an investment. Management has determined that the nature of the gain on investment to be significant and non-operational, and, therefore, not indicative of the Company’s ongoing operational performance.

Tax audit settlements and closures
The quarter and six months ended June 30, 2025 include a tax benefit of $59 million and a pre-tax benefit on the reversal of $54 million of interest accruals both recognized as a result of the closure of the examination phase of multiple state tax audits. In addition, in the quarter and six months ended June 30, 2025, there was a tax benefit of $33 million and a net pre-tax benefit of $6 million from the reversal of interest accruals and the write-off of certain tax related indemnity receivables associated with the closure of a federal tax audit.

Litigation matter
The quarter and six months ended June 30, 2026 include a pre-tax charge of $69 million related to a litigation matter. Management considers this charge non-operational and directly attributable to the litigation matter and, therefore, not indicative of the Company’s ongoing operational performance.

International tax matter
During the six months ended June 30, 2025, the Company recorded the impact of an unfavorable decision related to an international tax matter for the years ended December 31, 2015 to December 31, 2019, resulting in interest expense, net of $35 million and a tax benefit of $8 million. Management has determined that the nature of this impact related to the tax matter is considered significant and non-operational, and, therefore, not indicative of the Company’s ongoing operational performance.